     Exhibit 10.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Original Issue Date: October 20, 2011

8% SENIOR SECURED CONVERTIBLE DEBENTURE
DUE OCTOBER 20, 2012

          FOR VALUE RECEIVED, Mabcure Inc., a Nevada corporation (hereinafter called the "Borrower" or “Company”), hereby promises to pay to the order of Biotech Investment Corp., a Nevada Company (the "Holder" or the “Investor”) the sum of One Hundred Thousand U.S. Dollars (U.S. $100,000.00), on October 20, 2012 (the "Maturity Date"), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this "Debenture") is issued on the Closing Date (collectively, the "Debentures").

          Except as otherwise expressly provided herein, including but not limited to Section 7(c) below, this Debenture may not be prepaid by the Borrower. All payments due hereunder (to the extent not converted into Common Stock, par value $0.001 per share, of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America provided that, to the extent that any accrued Interest has not been paid when due, at the option of the Holder, in whole or in part, such accrued and unpaid Interest may, upon written notice to the Borrower, be added to the principal amount of this Debenture, in which event Interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. All payments shall be made at the address of the Holder at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

          This Debenture is subject to the following additional provisions:

          Section 1.      Certain Definitions. For the purposes hereof, the following terms shall have the following meanings:

          “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

          “1934 Act” means the Securities Exchange Act of 1934, as amended.

          ““Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within ninety (90) days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within ninety (90) calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

          “Bloomberg” shall mean Bloomberg L.P.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

           “Closing Date” means the Trading Day when (i) all of the Holder’s Transaction Documents have been executed and delivered by the applicable parties thereto, (ii) all conditions precedent to (a) each Holder’s obligations to pay the Subscription Amount and (b) the Company’s obligations to deliver the Debentures have been satisfied or waived, (iii) Holder shall have delivered the purchase price for the Debenture to the Company in accordance with this Debenture and (iv) all of the Debenture Closing Conditions have been met.

          "Closing Price," as of any date, means the last sale price of the Common Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if no last sale price of such security is available on a securities exchange or trading market where such security is listed or traded as reported by Bloomberg or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Company and the Holder.

          “Commission” means the Securities and Exchange Commission.

           “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire, directly or indirectly, at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

          "Conversion Amount" shall have the meaning set forth in Section 3(a)(iv) below.

          “Conversion Market Price” shall mean the average of the three (3) lowest VWAPs over the fifteen (15) consecutive Trading Day period immediately preceding the date in question.

          "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

          "Debentures" shall be deemed to refer to this Debenture, as originally executed, or if later amended or supplemented, then as so amended or supplemented, and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

          “Default Conversion Sum” shall have the meaning set forth in Section 11(a) below.

          “Event of Default” shall have the meaning set forth in Section 10.

          “Event of Failure” shall mean the occurrence of any event(s) which trigger the accrual of Liquidated Damages.

          “Holders” shall have the meaning set forth in the first paragraph of this Debenture.

          "Indebtedness" shall mean $100,000 plus accrued interest;

          “Interest” shall heave the meaning set forth in Section 2 below.

          “Interest Payment Shares” shall have the meaning set forth in Section 2 below.

          “Investor” shall have the meaning set forth in the first paragraph of this Debenture.

          “Issuable Shares” shall heave the meaning set forth in Section 3(a)(iii) below.

          “Late Payment Fees” shall have the meaning set forth in Section 13 below.

          “Late Share Delivery Liquidated Damages” shall have the meaning set forth in Section 3(d)(iv) below.

           “Liquidated Damages” means any liquidated damages due hereunder, or under the other Transaction Documents, including but not limited to the Late Share Delivery Liquidated Damages and the Late Payment Fees.

          "Market Price," as of any date, means the Volume Weighted Average Price (as defined herein) of the Common Stock during the five (5) consecutive Trading Day period immediately preceding the date in question.

          “Major Transaction Redemption Premium” shall mean 125%.

          “Mandatory Redemption Premium” shall mean 125%.

           Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          “Original Issue Date” shall mean the date of the first issuance of any Debenture regardless of the number of transfers of any particular Debenture.

          "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

          “Redemption” shall mean any redemption of the Debenture hereunder, including but not limited to a Redemption Upon Major Transaction, a Mandatory Redemption, and an Automatic Redemption.

          “Redemption Amount” shall mean any amount that is payable to the Holder pursuant to a Redemption.

          “Redemption Date” shall mean the date of any Redemption of the Debenture hereunder.

          “Required Cash Payment” shall have the meaning set forth in Section 10(a) below.

          “Required Holders” shall mean Holders holding at least seventy five percent (75%) of the then outstanding principal amount of Debentures.

          “Shares” shall mean the shares of Common Stock issuable upon Conversion of the Debentures.

          “Subsidiaries” shall mean any subsidiaries of the Company in which the Company has a 50% or greater equity interest.

          "Trading Day" shall mean any day on which the Common Sock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

          “Transaction Documents” means this Debenture and all security and security documents granted in support of this Debenture.

          The "Volume Weighted Average Price" or “VWAP” for any security as of any date means the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Debentures and the Company or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for each Business Day during the period. If the volume weighted average price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Debentures being converted for which the calculation of the volume weighted average price is required in order to determine the Conversion Price of such Debentures.

          Section 2.      Interest. The Company shall pay interest (“Interest”) to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of eight percent (8%) per annum (the “Interest Rate”) from the Original Issue Date (as defined herein) until the same becomes due and payable, whether at maturity or upon acceleration or otherwise. Interest shall commence accruing on the Original Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed (as further described below), in cash or, to the extent not yet paid, at maturity or upon acceleration in accordance with the terms hereof. Payments of Interest shall be due and payable on the Maturity Date (as defined above) (the “Interest Payment Date”). Upon five (5) Trading Days advance written notice to the Holder, and provided that Interest is paid timely, the Company may pay the Interest payable on this Debenture at maturity with registered, free-trading shares of Common Stock (as defined below)(“Interest Payment Shares”) with an attributed value per share equal to the Conversion Market Price as calculated on the Interest Payment Date that such Interest is due to be paid hereunder, or as calculated on the date that such Interest Payment Shares are delivered to the Holder, whichever is less (the “Interest Conversion Price”).

          Notwithstanding anything herein to the contrary herein, the Company shall not be entitled to pay Interest in shares of Common Stock if, and to the extent that, in the sole determination of the Holder, the issuance of such shares of Common Stock would cause the Beneficial Ownership Limitation of Section 3(a)(ii) to be exceeded. In the event the Company provides notice of its intention to pay interest in shares of Common Stock and because of the Beneficial Ownership Limitation it is unable to issue such shares of Common Stock to the Holder, the Holder, upon the Company’s written request, must promptly provide documentation to the Company demonstrating that the Beneficial Ownership Limitation would be exceeded by payment of Interest in shares of Common Stock.

          Furthermore, upon the occurrence of an Event of Default (as defined in Section 10 hereof) which has remained uncured for ten (10) Trading Days, the Company will pay interest to the Holder, payable on demand in cash (unless first converted into Common Stock by the Holder), on the outstanding principal balance of and unpaid interest on the Debenture from the date of the Event of Default until the earlier of such Event of Default is cured or repayment in full of the Debenture at the rate of the lesser of eighteen percent (18%) and the maximum applicable legal rate per annum.

          Section 3.      Conversion.

                    (a)      Conversion Right.

                                        (i)      Conversion Timing and Amount. Subject to the limitations on Conversion contained herein, the record Holder of this Debenture shall have the right (a “Conversion Right”) from time to time, and at any time on or after the Original Issue Date hereof to convert any of all of the Debentures (plus any accrued and unpaid Interest and other Required Cash Payments) into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 3(b) below, subject to adjustment as provided herein) determined as provided herein (a "Conversion"). The Conversion Rights set forth in this Section 3 shall remain in full force and effect immediately from the Original Issue Date until the Debenture is paid in full regardless of the occurrence of an Event of Default.

                                        (ii)      Limitation On Conversion. Notwithstanding the above, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon Conversion of which (nor shall the Company be permitted to pay Interest in shares of Common Stock to the extent that) the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, or the unexercised or unconverted portion of any other security of the Company subject to a limitation on Conversion or exercise analogous to the limitations contained herein)(the “Beneficially Owned Shares”) and (2) the number of shares of Common Stock issuable upon the Conversion of the portion of the Debenture with respect to which the determination of this proviso is being made or upon the payment of Interest in shares of Common Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% (the “Maximum Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder (the “Beneficial Ownership Limitation”). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso in the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder, if requested by the Company, that the issuance of the shares in such Notice of Conversion will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

                                        (iii)      Maximum Exercise of Rights. In the event the Holder notifies the Company that the exercise of the rights described in this Section 3, or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “Issuable Shares”) would result in the issuance of an amount of Common Stock that would exceed the maximum amount that may be issued to a Holder calculated in the manner described in Section 3(a)(ii) of this Agreement, then the issuance of such additional shares of Common Stock to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount calculated in the manner described in Section 3(a)(ii) of this Agreement. The determination of when such Common Stock may be issued without violating the Beneficial Ownership Limitations shall be made by each Holder as to only such Holder.

                                        (iv)      Calculation of Conversion Amount. The number of shares of Common Stock to be issued upon each Conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term "Conversion Amount" means, with respect to any Conversion of the Debenture, the sum of (1) the principal amount of the Debenture to be converted in such Conversion, PLUS (2) all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the Conversion Date (as defined in Section 3(d) hereof), PLUS (3) at the Holder's option, any other Required Cash Payment owed to the Holder.

                    (b) Conversion Price. The "Conversion Price" shall equal $0.10 subject to Section 6 and other adjustments to a lower price pursuant to the terms of this Debenture and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any Subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

                    (c) Reservation of Shares.

                                        (i) Increase and Maintenance of Authorized and Reserved Amount. The Company represents that the aggregate number of its authorized shares of Common Stock is at least 1,500,000,000 shares and covenants that it will initially reserve (the “Initial Share Reservation”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 150% of the initial principal amount of this Debenture, divided by the Conversion Price in effect on the Original Issue Date of this Debenture, free from preemptive rights, to provide for the issuance of Common Stock upon the Conversion of this Debenture. Company further covenants that, beginning on the Original Issue Date hereof, and continuing until all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares (the “Required Debenture Reserve Amount”), free from preemptive rights, equal to 150% of the number of shares as shall from time to time be necessary to provide for the issuance of Common Stock upon the full Conversion of all of the Debentures (without regard to any limitations on conversions). The Company shall authorize and reserve such additional amounts (together with the Required Debenture Reserve Amount, collectively referred to as the “Required Reserve Amount”) of shares from time to time as necessary to issue all common shares required under this Debenture.. The Company represents that upon issuance, such Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debenture shall be convertible at the then applicable Conversion Price, or if the Conversion Price shall be adjusted, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding portion of this Debenture.

                                        (ii) Insufficient Authorized Shares. If at any time while any of the Debentures remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debentures a at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debentures then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable commercial efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

          The Company shall use its reasonable commercial efforts to authorize and reserve a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized, reserved and unissued shares to allow full Conversion of the outstanding amount of the Debenture, based upon the Holder’s Reserved Share Allocation (as defined below). The Company shall send notice to the Holder of the authorization of additional shares of Common Stock and the date of such authorization.

                    (d)      Method of Conversion.

                                        (i)      Mechanics of Conversion. Subject to Section 3(a) and the other provisions of this Debenture, this Debenture may be converted into Common Stock by the Holder in whole or in part at any time and from time to time after the Original Issue Date, by (A) submitting to the Company a duly executed notice of Conversion in the form attached hereto as Exhibit A ("Notice of Conversion") by facsimile dispatched prior to 7:00 p.m., New York City time (the "Conversion Notice Deadline") on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in written notice to the Company on the date specified therein as the Conversion Date) to the office of the Company; which notice shall specify the principal amount of this Debenture to be converted (plus the dollar amount of any accrued but unpaid Interest and other Required Cash Payments that the Holder elects to convert into Common Stock), the applicable Conversion Price, and the number of shares of Common Stock issuable upon such Conversion; and (B) subject to Section 3(d)(vii), surrendering the Debenture at the principal office of the Company.

                                        (ii)      Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Company or its transfer agent (“Transfer Agent”) before 7:00 p.m., New York City time, on the date so specified, otherwise the Conversion Date shall be the date that the Notice of Conversion (or a facsimile thereof) is first received by the Company or its Transfer Agent. The Person or Persons entitled to receive the shares of Common Stock issuable upon Conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date.

                                        (iii)      Delivery of Common Stock Upon Conversion. Upon submission of a Notice of Conversion, the Company shall, by no later than the third (3rd) Business Day after the Conversion Date (the "Conversion Shares Delivery Deadline"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Common Stock (“Conversion Shares”) for the principal amount of this Debenture (plus the dollar amount of any accrued but unpaid Interest and other Required Cash Payments that the Holder elects to convert into Common Stock) converted as shall be determined in accordance herewith. Upon the Conversion of this Debenture, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company's Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other Persons as designated by Holder and in such denominations to be specified at Conversion representing the number of shares of Common Stock issuable upon such Conversion. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent of the Common Stock and that the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being issued during the effectiveness of, and will be sold pursuant to, an effective registration statement covering the Shares or are eligible for resale pursuant to Rule 144 or another exemption from registration.

                                        (iv)      Delivery Failure; Revocation of Conversion. If the Company fails for any reason to deliver to the Holder a certificate or certificates representing the Conversion Shares pursuant to Section 3(d)(iii) by the fifth (5th) Trading Day after the Conversion Date, the Company shall be in default. Nothing herein shall limit a Holder’s right to pursue actual damages or damages for an Event of Default pursuant to the terms hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                                       In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by the Conversion Shares Delivery Deadline, or fails to effect delivery of Default Shares by the Default Share Delivery Deadline (as defined in Section 11 hereof) (each, a “Delivery Failure”), the Holder, at its option, will be entitled to revoke all or part of the relevant Notice of Conversion (a “Conversion Revocation”) or rescind all or part of a Default Conversion Notice (as defined in Section 11) (a “Default Conversion Revocation”) or rescind all or part of a Major Transaction Conversion Notice (as defined in Section 4) (a “Major Transaction Conversion Revocation”) or rescind all or part of the notice of Redemption, including but not limited to a notice of Mandatory Redemption (a “Redemption Revocation”), as applicable, by delivery of a notice to such effect to the Company whereupon the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice.

                                        (v)      Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion, or Upon Submission for Legend Removal. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates (without legends, if the Unrestricted Conditions have been met) by the Conversion Shares Deliver Deadline pursuant to Section 3(d)(iii), or if at any time the Holder submits shares of Common Stock for legend removal when the Unrestricted Conditions have been met, and the Company fails to deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends by the applicable Legend Removal Date (other than due to a delay caused by a third party over whom the Company has no control, provided that the Company has duly and timely instructed such third party to timely deliver the shares free from legends as and when required in this Agreement), and if after such Conversion Shares Deliver Deadline or Legend Removal Date, as applicable, the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Conversion Shares Deliver Deadline or Legend Removal Date, as applicable (each, a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock so purchased multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, if applicable, either reinstate (or if necessary, reissue) the portion of the Debenture for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 3(d)(iii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of the Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Debenture as required pursuant to the terms hereof.

                                        (vi)      Surrender of Debenture Upon Conversion; Book-Entry. Notwithstanding anything to the contrary set forth herein, upon Conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender the Debenture to the Company unless all of this Debenture is converted, in which case such Holder shall deliver the Debenture being converted to the Company promptly following the Conversion Date at issue. The Holder and the Company shall maintain records showing the amount of this Debenture that is so converted and the dates of such Conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon each such Conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.

                                        (vii)      No Fractional Shares. If any Conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of this Debenture shall be the next higher number of shares.

                                        (viii)      Lost or Stolen Debentures. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver a new Debenture of like tenor and date.

                    (e)      Legends.

                                        (i)      Restrictive Legends. The Holder understands that the Debentures and, until such time as Conversion Shares, Interest Shares and any other shares issued under this Debenture (collectively, the “Issued Common Shares”) may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and any other Issued Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

                                        (ii)      Removal of Legends. The Company will issue and deliver the Conversion Shares, Interest Shares and any other Issued Common Shares without restrictive legends (including the legend set forth above in this Section 3(e)), and will remove, or cause its Transfer Agent to remove at the Company’s expense, any restrictive legends on any Conversion Shares that contain restrictive legends (including the legend set forth above in this Section 3(e)), if (a) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to counsel for the Company (the reasonable cost of which shall be borne by the Company), to the effect that a public sale or transfer of such Security may be made without registration under the Act, or (b) such holder provides the Company with reasonable assurances (“Reasonable Assurances”) (which assurances shall be adequate to the Company or the Company’s counsel) that such Security can be sold pursuant to Rule 144 (each, a “Legend Removal Condition”), provided that the Reasonable Assurances shall be deemed to have been met and shall be deemed adequate to the Company and its counsel if (i) such Security has been held by the Investor for at least six (6) months, (ii) the Company is then current in its public reporting requirements, (iii) the Investor is not then, and has not within the prior 60 days been, an affiliate of the Company, and (iv) the Investor has provided the Company with the requisite seller’s representation letter. The Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                    (f)      DTC Delivery. In lieu of delivering physical certificates representing the unlegended shares of Common Stock (the “Unlegended Shares”), provided the Company’s Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, so long as the certificates therefor are not required to bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its Transfer Agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described herein shall likewise apply to the electronic transmittals described herein.

                    (g)      Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the portion of the Debenture covered thereby (other than the portion, if any, pursuant to the Conversion of which shares cannot be issued because their issuance would exceed such Holder's allocated portion of the Required Reserve Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any other remedies provided herein or in the Transaction Documents or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Debenture, including but not limited to the remedies provided in Section 3(d)(iv), Section 3(d)(v), Section 11, Section 13 and Section 14 hereof. Notwithstanding the foregoing, if a Holder initiates a Conversion Revocation, a Default Conversion Revocation or a Redemption Revocation pursuant to Section 3(d)(iv) hereof, the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portion of this Debenture as specified in Section 3(d)(iv) and the Company shall, as soon as practicable, return such unconverted portion of this Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of the Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive Liquidated Damages to the extent required hereby for such Event of Failure and any subsequent Event of Failure and the right to receive the Default Amount pursuant to Section 11 to the extent required thereby) for the Company's failure to convert this Debenture.

          Section 4.      Rights Upon Major Transaction or Change of Entity Transaction.

                         (a)      Definitions. For purposes hereof,

          “Change of Entity Transaction” means (i) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, in one or a series of transactions (A) following which the holders of Common Stock immediately preceding such consolidation, merger, change of shares, recapitalization, reorganization, business combination or event either (1) no longer hold a majority of the shares of Common Stock of the Company or (2) no longer have the ability to elect a majority of the board of directors of the Company or (B) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity.

          “Sufficient Trading Characteristics” shall mean that the average daily dollar trading volume of the common stock of such entity on its primary exchange or market is equal to or in excess of $100,000 for the 90th through the 31st day prior to the public announcement of the transaction in respect of which this definition shall be applied.

          “Permissible Change of Entity Transaction” shall mean a Change of Entity Transaction where the Successor Entity (as defined below) (A) is a publicly traded Company whose common stock is quoted on or listed for trading on an Approved Primary Market, (B) has Sufficient Trading Characteristics (as defined above) and (C) meets the Assumption Requirements (as required in Section 4(b) below), or any other Change of Entity Transaction with respect to which the Holder provides the Company with a Major Transaction Approval Notice (as defined in subsection (d) immediately below).

          “Impermissible Change of Entity Transaction” shall mean a Change of Entity Transaction which does not qualify as a Permissible Change of Entity Transaction.

          “Major Transaction” means

          (i)      an Impermissible Change of Entity Transaction; and

          (ii)      the sale or transfer of more than 40%, in the aggregate, of the properties or assets of the Company to another Person or Persons in any rolling 12 month period (an “Asset Sale”); and

          (iii)      a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

                    (b)      Assumption Upon Change of Entity Transaction. The Company shall not, so long as any of the Debentures remain outstanding, enter into or be party to a Change of Entity Transaction unless any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Change of Entity Transaction (in each case, an “Successor Entity”), assumes (an “Assumption”) in writing all of the obligations of the Company under the Debenture and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and reasonably approved by the Required Holders prior to such Change of Entity Transaction, including agreements to deliver to each holder of Debentures in exchange for such Debentures a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and Interest rate of the Debentures held by such holder, having similar conversion rights as the Debentures (including but not limited to a similar Conversion Price and similar Conversion Price adjustment provisions) and having similar priority to the Debentures, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Change of Entity Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Entity Transaction, the provisions of the Debenture referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Debenture with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Change of Entity Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of the Debentures at any time after the consummation of the Change of Entity Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Debentures prior to such Change of Entity Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of the Debenture. The provisions of this Section shall apply similarly and equally to successive Change of Entity Transactions and shall be applied without regard to any limitations on the conversion of the Debenture. The requirements of this Section 4(b) are referred to herein as the “Assumption Requirements.”

                    (c)      Notice of Transaction. At least thirty (30) days prior to the consummation of a Major Transaction or Change of Entity Transaction, but not prior to the public announcement of such transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Transaction Notice"), which notice shall specify the nature and terms of the proposed transaction (including notice of whether or not such transaction constitutes a Major Transaction) and nature of the Successor Entity (if any). For purposes of clarification, notwithstanding the Holder’s receipt of a Transaction Notice, the Holder shall retain its right to convert this Debenture into common stock up through the consummation of the closing of such Major Transaction.

                    (d)      Redemption Right Upon Major Transaction. At any time during the period beginning after the Holder's receipt of a Transaction Notice and ending on the Trading Day five (5) Business Days prior to the consummation of such Major Transaction, the Holder may require the Company to redeem (a “Redemption Upon Major Transaction”) all or any portion of the Holder’s Debenture by delivering written notice thereof ("Major Transaction Redemption Notice") to the Company, which Major Transaction Redemption Notice shall indicate the aggregate principal amount of Debentures (the “Redemption Principal Amount”) that the Holder is electing to be redeemed. Unless otherwise indicated by the Holder to the Company in writing, in the event that the holder does not provide a Major Transaction Redemption Notice to the Company, the Holder shall be deemed to have delivered a Major Transaction Redemption Notice, on the last day such notice is allowable, requiring the Company to redeem 100% of the Holder’s Debenture. The Redemption Principal Amount of Debentures subject to redemption pursuant to this Section 4(d) shall be redeemed by the Company in cash equal to the sum of the Redemption Principal Amount being redeemed and any accrued and unpaid Interest with respect to such Redemption Principal Amount, and any other Required Cash Payments (such amounts in addition to the Redemption Principal Amount are referred to herein as the “Supplementary Amounts”).

                    (e)      Escrow; Payment of Major Transaction Redemption Price. The Company shall not effect a Major Transaction in the event that the Holder has delivered (or is deemed to have delivered) a Major Transaction Redemption Notice unless the Company shall first place, or shall cause the Successor Entity to place, into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Redemption Price. Concurrently upon closing of any Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of the Debenture.

                    (f)      Injunction. In the event that the Company attempts to consummate a Major Transaction for which the Holder has delivered (or is deemed to have delivered) a Major Transaction Redemption Notice without placing the Major Transaction Redemption Price in escrow in accordance with subsection (e) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Investor shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

                    (g)      Mechanics of Redemptions Upon Major Transactions. Redemptions required by this Section 4 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to shareholders in connection with a Major Transaction. To the extent redemptions required by this Section 4(g) are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Major Transaction Redemption Price (together with any Supplementary Amounts thereon) is paid in full, the Redemption Principal Amount submitted for redemption under this Section and the Supplementary Amounts may be converted (a “Major Transaction Conversion”), in whole or in part, by the Holder into shares of Common Stock upon written notice (“Major Transaction Conversion Notice”) to the Company (or the Successor Entity, if applicable), or in the event the Conversion Date is after the consummation of a Change of Entity Transaction (as defined above), into shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 4(b), if applicable. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the period from the date of the actual (or deemed) Major Transaction Redemption Notice until the date the Major Transaction Redemption Price is paid in full shall be considered to be a conversion (instead of a Redemption) of a portion of the Debenture that would have been subject to such Redemption, and any amounts of this Debenture converted from time to time during such period shall be converted in full into Common Stock at the Conversion Price then in effect, and the dollar amount so converted into Common Stock shall be deducted from the Redemption Principal Amount (as defined above) and any Supplementary Amounts that are subject to such redemption.

          Section 5.      Effect of Certain Events.

                    (a)      Participation. The Holder, as the holder of the Debenture, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had completely converted the Debenture into Common Stock (without regard to any limitations on Conversion herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

                    (b)      Voting Rights. The Holder shall obtain common shareholder voting rights with respect to the number of shares of Common Stock held by the Holder at any given time (subject to the Beneficial Ownership Limitations).

                    (c)      Rights Upon Issuance of Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Common Shares acquirable upon complete Conversion of the Debenture (without taking into account any limitations or restrictions on the convertibility of the Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 6.      Adjustment Upon Issuance of Shares of Common Stock or Common Stock Equivalents and Certain Other Events; Notice of Adjustment; Notice Failure Adjustment.

                     (a)      Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Fixed Conversion Price shall be reduced, but not increased (each such reduction is referred to as a “Subsequent Issuance Adjustment,” and all such reductions are collectively referred to as the “Subsequent Issuance Adjustments”) to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. If the Company issues securities convertible into Common Stock, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than 1 Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 6(a), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 6(a), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

                    (b)      Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    (c)      Subsequent Rights Offerings. If the Company, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Base Rights Offering Price”) that is lower than the Conversion Price then in effect, then the Conversion Price shall be reduced (but not increased) to the Base Rights Offering Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

                    (d)      Pro Rata Distributions. If the Company, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, distributes to all holders of Common Stock (and not to the Holders) a promissory note or notes or other debt or equity securities or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 6(a) – 6(d) above), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or promissory note or notes or other debt or equity securities so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                    (e)      Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                    (f)      Notice of Dilutive Issuances and Adjustments; Notice Failure Adjustment. The Company shall notify the Holder in writing, no later than one (1) Business Day following any Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms (such notice, the “Dilutive Issuance Notice”). In the event that the Company fails to provide the Holder with a Dilutive Issuance Notice within five (5) Business Days of any Dilutive Issuance (the “Dilutive Issuance Notice Deadline”), the Conversion Price shall be permanently reduced (but not increased) on the Dilutive Issuance Notice Deadline, and on the same day of each calendar month thereafter until such notice is given (each, a “Notice Failure Adjustment Date”), or in each case if not a business day, then on the next business day (each, a “Notice Failure Adjustment”) to a price equal to the lesser of (a) the Conversion Price then in effect or (b) 100% of the VWAP for five (5) trading day period immediately preceding the applicable Notice Failure Adjustment Date (collectively, the “Notice Failure Adjustment Price”).

                    For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 6(f), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Conversion Price (as adjusted) on or after the date of such Dilutive Issuance, as applicable, regardless of whether the Holder accurately refers to the Conversion Price (as adjusted) in the Notice of Conversion. Whenever the Conversion Price is adjusted pursuant to this Section 6 or otherwise, the Company shall promptly mail to the Holder a notice (a “Conversion Price Adjustment Notice”) setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. For purposes of clarification, whether or not the Company provides a Conversion Price Adjustment Notice pursuant to this Section 6(f), upon the occurrence of any event that leads to an adjustment of the Conversion Price, the Holders are entitled to receive a number of Conversion Shares based upon the new Conversion Price, as adjusted, for Conversions occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

                    (g)      Notice to Allow Conversion by Holder. If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital 20 stock of any class or of any rights, (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 20 calendar days prior to the applicable effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

          Section 7.      Automatic Redemption at End of Term.

                    The outstanding principal amount of any Debenture that has not been submitted for Conversion into Common Stock and has not been subjected to a Default Notice by 6 p.m., New York City time, on the Maturity Date (the “Automatic Redemption Date”), shall be automatically redeemed (“Automatic Redemption”) for a redemption price, in cash, equal to the outstanding principal amount of this Debenture and other Required Cash Payments (the “Automatic Redemption Amount”). The Automatic Redemption Amount shall be due and payable within five (5) Trading Days of the Automatic Redemption Date (the “Automatic Redemption Due Date”). For purposes of clarity, the Company shall pay the Automatic Redemption Amount in cash, and shall not have the option of paying the Automatic Redemption Amount in shares of Common Stock. At the Company’s option, at maturity the Company may pay the accrued and unpaid interest on the Debenture either (i) in cash, or (ii) assuming such payment is made by the Automatic Redemption Due Date, by delivering a number of shares (“Interest Payment Shares,” which shall also be considered to be “Conversion Shares” for purposes of the share reservation requirements and legend removal requirements) to the Holder equal to the amount of the unpaid interest divided by the Interest Conversion Price.

          Section 8.      Senior Debt; Secured Obligation.

                    (a)      Senior Debt; Priority. The Debentures shall constitute senior secured debt of the Company and shall be secured by all assets of the Company and its subsidiaries. Upon issuance of the Debentures, the Debentures shall be senior to all other outstanding Indebtedness of the Company as to right of payment and as to security in the Company’s assets and, prior to the Closing of this Debenture, the Company shall have obtained a signed subordination agreement to such effect from each holder of indebtedness that is secured against any assets of the Company. All future debt issued by the Company or any Subsidiary shall be subordinated and junior to the Debentures as to right of payment and as to security in the Company’s assets. Neither the Company nor any Subsidiary shall, without the written permission of the Holder, issue any other debt that is senior to, or pari passu with, the Debentures as to right of payment or as to security in the Company’s assets. From the Original Issue Date of the Debentures through the date that all of the Debentures have been paid in full or converted in full, before entering into, or permitting any Subsidiary to enter into, any future debt with a third party, the Company shall first obtain a subordination agreement, satisfactory to Holder, from the proposed debt holder.

                    (b)      Secured Obligation. The obligations of the Company under this Debenture are secured by all assets of the Company and its Subsidiaries pursuant to the Security Agreement (“Security Agreement”) of date even herewith, between the Company, certain of the Subsidiaries of the Company and the Holder.

                    (c)      Release of Security Interest. All of the Investor’s Security Interests against the assets of the Company and its Subsidiaries shall automatically be released on the Lien Release Date, and the Investor agrees to file all necessary documents evidencing such automatic release within ten (10) Business Days following the Lien Release Date. For purposes hereof, the “Lien Release Date” shall mean the date upon which the total aggregate dollar volume of Common Stock that has traded on the Company’s Principal Market during all Trading Days that have occurred from the Trading Day immediately following the Conversion Share Liquidity Date (as defined below) through such Lien Release Date equals or exceeds the quotient obtained when (i) the Original Principal Amount of the Debenture plus all accrued and unpaid interest, is divided by (ii) 0.15. For purposes hereof, “Conversion Share Liquidity Date” shall mean the date after which the Conversion Shares issued or issuable upon conversion of this Debenture can be sold under Rule 144 without conditions or volume restrictions.

          Section 9.      Certain Negative Covenants; Misc. Without the prior written consent of the Required Holders, for so long as any of the Debentures remain Outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                    (a)      (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (ii) directly or indirectly or through any Subsidiary of the Company make any other payment or distribution in respect of its capital stock. For purposes hereof, each Debenture or any portion thereof shall be deemed to be “Outstanding” until such time as it has been converted, redeemed or otherwise satisfied in accordance with its terms.

                    (b)      redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares, other than as to the Conversion Shares as permitted under the Transaction Documents.

                    (c)      by amendment of its charter documents, including but not limited to the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Debenture, and will at all times in good faith carry out all of the provisions of the Debenture and take all action as may be required to protect the rights of the Holder of the Debenture.

                    (d)      enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior to, or pari passu with, the Debenture, unless the Company shall have first obtained a subordination agreement relating to any such Lien, executed by the Investor and the lender of the funds underlying such proposed Lien, whereby the lender agrees that such Lien shall be junior and subordinate to Investor’s lien on the Company’s assets (after which such Lien shall be considered a “Permitted Lien”);

                     (e)      enter into any transaction with any affiliate of the Company, except with respect to standard employment arrangements with officers and directors and employees of the Company;

                     (f)      redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness, if at the time such payment is due or is otherwise made or after giving effect to such payment, an event constituting, an Event of Default has occurred and is continuing;

                    (g)      make any payment on any indebtedness owed to officers, directors or Affiliates, except with respect to payments pursuant to existing employment arrangements with such officers, directors or Affiliates; or

                    (h)      enter into any agreement with respect to any of the foregoing.

          Section 10.      Events of Default.

          Unless waived by the Required Holders, each of the following events shall be considered to be an "Event of Default":

                    (a)      Failure to Make Cash Payments When Due. The Company fails to pay (each, a “Payment Failure”) any cash payments due to the Holder under the terms of this Debenture when due under this Debenture, whether on an interest payment due date, at maturity, upon mandatory prepayment, upon acceleration, upon an Event of Failure, or upon any Redemption or otherwise or fails to pay any Liquidated Damages or other cash payments that are due and owing under this Debenture or any other Transaction Document when due, including but not limited to all accrued and unpaid Interest and Redemption Amounts, and accrued and unpaid Interest thereon (each cash payment referred to above is referred to as a “Required Cash Payment”), or fails to pay any late fees accrued on any of the above, and such Payment Failure continues for a period of ten (10) Business Days after receipt of written notice of such Payment Failure; or

                    (b)      Conversion and Delivery of the Shares. The Company (i) fails to issue and deliver shares of Common Stock to the Holder upon exercise by the Holder of the Conversion Rights of the Holder in accordance with the terms of this Debenture by the tenth (10th) Business Day after the Conversion Date, or (ii) fails for a period of ten (10) Business days to transfer or cause its Transfer Agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued or issuable to the Holder upon Conversion of the Debenture as and when required by the terms of this Debenture; or

                    (c)      Breach of Covenants. The Company breaches any representation, warranty, covenant or other term or condition of this Debenture or any of the other Transaction Documents in any material respect, and such breach is not cured by the earlier to occur of (i) ten (10) Trading Days after written notice of such breach to the Company from the Holder; or

                    (d)      Breach of Representations and Warranties. Any representation or warranty of the Company made herein, in any of the Transaction Documents or in any agreement, statement or certificate given in writing pursuant hereto or the Registration Rights Agreement shall be false or misleading in any material respect when made and the breach of which has a material adverse effect on the rights of the Holder with respect to this Debenture, the Registration Rights Agreement, the Security Agreement; or

                    (e)     Receiver or Trustee. The Company or any Subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed; or

                    (f)      Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any "significant Subsidiary" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Company, or the Company or any Significant Subsidiary shall otherwise be subject to a Bankruptcy Event; or

                    (g)      Delisting of Common Stock. A Delisting Event (as defined below) occurs and remains uncured for a period of 10 Trading days, where a “Delisting Event” means that the Common Stock is not listed or traded with an Approved Primary Market; or

                    (h)      Failure to Authorize and Reserve Common Stock. The Holder's Reserved Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Debenture (without regard to any Beneficial Ownership Limitations on conversion set forth in Section 3(a)(ii) or otherwise), and such shortfall is not cured within ten (10) Business Days; or

                    (i)      Legend Removal Failure. A Legend Removal Failure (as defined below) occurs and remains uncured for a period of ten (10) Business days, where “Legend Removal Failure” means a failure by the Company (other than due to a delay caused by a third party over whom the Company has no control, provided that the Company has duly and timely instructed such third party to timely deliver the shares free from legends as and when required in this Agreement) to issue Conversion Shares or Payment Shares without restrictive legends or to remove restrictive legends from Conversion Shares, Interest Payment Shares, or the expense shares when so required (or to withdraw any stop transfer instructions in respect thereof), in each case pursuant to Section 3(e) hereof, or otherwise pursuant to this Debenture or any of the other Transaction Documents; or

                    (j)      Corporate Existence; Major Transaction. The Company has effected a Major Transaction without paying the Major Transaction Redemption Price to the Holder pursuant to Section 4(d) in the event the Holder delivered (or is deemed to have delivered) a Major Transaction Redemption Notice or, if the Holder did not elect a Redemption Upon Major Transaction (if applicable), the Company has failed to meet the Assumption Requirements of Section 4(b) prior to effecting a Change of Entity Transaction; or

                    (l)      Security; Impermissible Liens. Any security interest in the Collateral (as defined in the Security Agreement) ceases to be in effect or properly perfected as and when required by the terms of this Debenture or the Security Agreement, or the Company creates or suffers to exist any Lien upon any of its properties, except for Permitted Liens; or

                    (m)      Cross-Default. A default in the payment when due on any Indebtedness of the Company in excess of $100,000, in the aggregate; or

                    (n)      Litigation. A judgment is rendered against the Company for an amount in excess of $100,000.

          Section 11.      Mandatory Redemption; Posting of Bond.

                    (a)      Mandatory Redemption. If any Events of Default shall occur then, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holders (the "Default Notice"), the Debenture shall become immediately due and payable and the Company shall pay to the Holder (a “Mandatory Redemption”), in full satisfaction of its obligations hereunder, an amount (such amount referred to herein as the "Default Amount" or the “Mandatory Redemption Amount”) equal to the greater of (i) and (ii) immediately below:

                                        (i)  the Mandatory Redemption Premium, multiplied by the sum (such sum of (x), plus (y), plus (z) immediately below shall be referred to herein as the "Default Conversion Sum") of

          (x)      the aggregate outstanding principal amount of this Debenture, PLUS

          (y)      all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the date of payment of the Default Amount (the "Default Payment Date"), PLUS

          (z)      all accrued and unpaid Liquidated Damages and other Required Cash Payments, if any,

and

                                        (ii) the Conversion Value of the Default Conversion Sum to be prepaid, where ”Conversion Value” means

          (x)      the Default Conversion Sum divided by the Conversion Price in effect on the date that the Company pays the Default Amount;

MULTIPLIED BY

          (y)      the greater of (i) the Market Price (as defined herein) for the Common Stock on the Default Notice Date or (ii) the Market Price on the date that the Company pays the Default Amount.

          After an Event of Default occurs, the Conversion Price shall be permanently decreased (but not increased) on the first Trading Day of each calendar month thereafter (each a “Default Adjustment Date”) until the Default Amount is paid in full, to a price equal to the lesser of (i) the Conversion Price then in effect, or (ii) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began. Notwithstanding the occurrence of an Event of Default, Liquidated Damages and any other Required Cash Payments shall continue to accrue. Five (5) Business Days after the Company’s receipt of the Holder’s Default Notice (the “Default Amount Due Date”), the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Company fails to pay the Default Amount by the Default Amount Due Date, (i) the Conversion Price shall be permanently decreased (but not increased)(each, a “Default Adjustment”) on the first Trading Day of each calendar month thereafter (each a “Default Adjustment Date”) until the Default Amount is paid in full, to a price equal to the lesser of (x) 90% of the Conversion Price in effect on the first such Default Adjustment Date, or (y) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began and (ii) at any time thereafter, the Holder shall have the right at any time, and from time to time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice (“Default Conversion Notice”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue, in lieu of all or any specified portion (the “Specified Portion”) of the unpaid portion (the “Unpaid Portion”) of the Default Amount (together with any Late Payment Fees accrued thereon), a number of shares (the “Default Shares”) of Common Stock, subject to the Beneficial Ownership Limitation then in effect, equal to the Specified Portion of the Default Amount (together with any accrued Late Payment Fees thereon) divided by the Conversion Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses. The Default shares are due within five (5) Business Days of the date that the Holder delivers a Default Conversion Notice to the Company (the “Default Share Delivery Deadline”).

          To the extent redemptions required by this Section 11 are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Debenture submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the principal amount of the Debenture submitted for redemption by such Holder relative to the total principal amount of Debentures submitted for redemption by all Holders. The parties hereto agree that in the event of the Company's redemption of any portion of the Debenture under this Section 11, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Mandatory Redemption Amount due under this Section 11 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

          The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded. If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in a violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

          Upon the payment in full of the Mandatory Redemption Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company (or, if applicable, shall submit a signed notice that such Debenture has been lost, stolen or destroyed). In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 11. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

                    (b)      Posting of Bond. In the event that any Event of Default occurs hereunder or any Event of Default occurs under any of the Transaction Documents, then the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in an amount equal to the aggregate Surety Bond Value (as defined below) of all of the Holder’s Debenture (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

          For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of the Transaction Documents.

          “Debenture Market Value” shall mean the outstanding principal amount of this Debenture, plus any accrued and unpaid Interest, and other Required Cash Payments, divided by the lowest Conversion Price in effect at any time during the period between the applicable Event of Default and the filing of the Surety Bond required by this subsection (the “Surety Bond Pricing Period”), all multiplied by the highest Closing Price during the Surety Bond Pricing Period.

          “Surety Bond Value,” for each Debenture, shall mean 100% of the highest Debenture Market Value (as defined above) of each of the Holder’s Debenture (where, in each case, such highest market value represents the highest value determined during the period from the date of the subject Event of Default through the Trading Day preceding the date that such Surety Bond goes into effect).

                    (c)      Injunction and Posting of Bond. In the event that the Event of Default referred to in subsection 11(b) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Debenture Conversion, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Conversion of all or part of said Debenture shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount (as described above), which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

                    (d)      Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Debentures for redemption or repayment as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Debentures (including the Holder) based on the principal amount of the Debentures submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

          Section 12.      Holder’s Redemptions.

                    (a)      Mechanics of Holder’s Redemptions. In the event that the Holder has delivered (or is deemed to have delivered) a Major Transaction Redemption Notice to the Company pursuant to Section 4(d) or a Default Notice pursuant to Section 11(a), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Debenture to the Company. In the event of a redemption of less than all of the outstanding principal amount of this Debenture, the Company shall promptly cause to be issued and delivered to the Holder a new Debenture representing the outstanding principal amount which has not been redeemed.

                     (b)      Maximum Interest Rate. To the extent that the redemption premium for any Redemption is deemed to constitute a payment of interest under applicable law, the amount of such premium shall not exceed the maximum rate permitted by applicable law.

          Section 13.      Late Payment Fees.

                    Any accrued amount under the Transaction Documents, whether principal, Interest, a Redemption Amount, Default Amount, or otherwise, which is not paid when within five (5) Business Days of the date due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen (18%) per annum or the maximum rate permitted by applicable law which shall accrued from the date such amount was due until the same is paid in full ("Late Payment Fees").

          Section 14.      Liquidated Damages; Injunction.

                    (a)      Payment of Liquidated Damages. The accrued Liquidated Damages for each Event of Failure shall be paid in cash on or before the fifth (5th) day of each month following a month in which Liquidated Damages accrued, PROVIDED that, at the option of the Holder (by written notice to the Company), if such payments are not paid within the time period specified, at the option of the Holder, such payments shall be added to the outstanding principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock at the applicable Conversion Price in accordance with the terms of this Debenture. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Liquidated Damages) for the Company's Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). The parties hereto acknowledge and agree that the sums payable as Liquidated Damages or pursuant to a Redemption shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length. Liquidated Damages are in addition to any other payments that are or become due hereunder, including but not limited to Interest Payments and any Shares that the Holder is entitled to receive upon Conversion of this Debenture.

                     (b)      Maximum Rate of Interest. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

          Section 15.      Miscellaneous.

                    (a)      Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                    (b)      Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company; and the address of the Company shall be as follows: Attn: Amnon Gonenne, CEO & President; Mabcure Inc., 228 Park Ave S, #15740, New York, NY 10003, Phone: 646-358-4359, Fax: +32-2 792 4634 . Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Major Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

                    (c)      Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture or otherwise pursuant to the Transaction Documents, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

                    (d)      Amendments. Except as otherwise expressly provided herein, the Debentures, the Other Debentures, and any provision hereof or thereof may only be amended by an instrument in writing signed by the Required Holders.

                    (e)      Assignability. This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

                    (f)      Payment of Collection, Enforcement and Other Costs. If (i) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Debenture, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

                    (g)      Governing Law; Equitable Relief. All questions concerning the construction, validity, enforcement and interpretation of this Debenture or the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Los Vegas, Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Los Vegas, Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

                    (h)      Certain Amounts. Whenever pursuant to this Debenture the Company is required to pay an amount in excess of the principal amount of the outstanding Debenture (or the portion thereof required to be paid at that time) plus accrued and unpaid Interest (including but not limited to any Liquidated Damages or other Required Cash Payments), the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon Conversion of this Debenture at a price in excess of the price paid for such Shares pursuant to this Debenture. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

                    (i)      Rule 144 Hold Period. For purposes of Rule 144, it is intended, understood and acknowledged that the Common Stock issuable upon Conversion of this Debenture shall be deemed to have been acquired at the time the Debenture was originally issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Conversion of this Debenture shall be deemed to have commenced on the date this Debenture was originally issued.

                    (j)      Expenses Shares. Upon execution of this Debenture the Company will deliver to the Holder a total of 350,000 shares of common stock in the capital of the Company in payment of the Holder’s expenses of this transaction. These shares are fully earned upon the execution of this Debenture and shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act of 1933 and the certificate representing these shares shall bear a restrictive legend in the form set out in section 3(e).

                    (k)      Notice of Corporate Events. Except as otherwise provided in this Debenture, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Company shall provide the Holder with prior notification of any meeting of the Company's shareholders (and copies of proxy materials and other information sent to shareholders). In the event the Company takes a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least thirty (30) days prior to the consummation of the transaction or event, for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 15(k).

                    (l)      Remedies. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Debenture or the Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debenture or the other Transaction Documents, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Debenture and the other Transaction Documents and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

                    (m)      Construction; Headings. This Debenture shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

          IN WITNESS WHEREOF, Company has caused the Debenture to be signed in its name by its duly authorized officer this ___ day of October, 2011.

Mabcure Inc.

By:________________________
Print Name: Dr. Amnon Gonenne
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $__________in principal amount of the Debenture (defined herein) into shares of Common Stock, par value $0.001 per share ("Common Stock"), of Mabcure Inc., a Nevada corporation (the "Company"), plus:

- $_________in accrued and unpaid Interest Payments, plus -

- $_________in other Required Cash Payments (specify): _____________
______________________________________________________
.

all according to the conditions of the convertible Debenture of the Company dated as of October 20, 2011 (the "Debenture"), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the Beneficial Ownership Limitation.

          The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker:______________________________
Account Number:________________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: _________________________________________________

Address: _______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon Conversion of the Debenture shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

(i) Date of Conversion:_______________________________
Applicable Conversion Price:________________________
Number of Shares of Common ______________________
Stock to be Issued Pursuant to (i): ___________________
Conversion of the Debenture:_______________________

(ii) Conversion of accrued and unpaid Interest Payments, in accrued and unpaid Liquidated Damages, and/or other Required Cash Payments:
______________________________________________________________.
Signature: ______________________________________________________
Name: _________________________________________________________
Address: _______________________________________________________

Upon Conversion of the Debenture in accordance with the terms thereof, the Holder shall not be required to physically surrender the Debenture (or evidence of loss, theft or destruction thereof) to the Company unless all of the Debenture is converted, in which case such Holder shall deliver the Debenture being converted to the Company promptly following the Conversion Date at issue. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than the third Business Days following receipt of the Notice of Conversion with respect to the Debenture(s) to be converted, and shall make payments pursuant to the Debenture for the number of Business Days such issuance and delivery is late.